Exhibit (1)(oo)

IVY FUND

Abolition of Series of Shares
of Beneficial Interest, Without Par Value

     The undersigned, being at least a majority of the Trustees of Ivy Fund, a Massachusetts business trust (the “Fund”), acting pursuant to Article III, Section 2, of the Fund’s Declaration of Trust dated December 21, 1983, as amended and restated on December 10, 1992, hereby abolish the following named series, and the establishment and designation thereof, there being no shares of any such series currently outstanding:

IVY BOND FUND
IVY DEVELOPING MARKETS FUND
IVY GLOBAL FUND
IVY GLOBAL SCIENCE & TECHNOLOGY FUND
IVY GROWTH FUND
IVY INTERNATIONAL SMALL COMPANIES FUND
IVY US BLUE CHIP FUND
IVY US EMERGING GROWTH FUND

Dated: July 22, 2003

/s/Jarold W. Boettcher	/s/Eleanor B. Schwartz

Jarold W. Boettcher, as Trustee	Eleanor B. Schwartz, as Trustee

/s/James D. Gressett	/s/Michael G. Smith

James D. Gressett, as Trustee	Michael G. Smith, as Trustee

/s/Joseph Harroz, Jr.	/s/Edward M. Tighe

Joseph Harroz, Jr., as Trustee	Edward M. Tighe, as Trustee

/s/Henry J. Herrmann	/s/Keith A. Tucker

Henry J. Herrmann, as Trustee	Keith A. Tucker, as Trustee

/s/Glendon E. Johnson, Jr. Glendon E. Johnson, Jr., as Trustee